BBCN BANCORP, INC.
SUBSIDIARIES CHART

BBCN BANK SCHOLARSHIP FOUNDATION

Opened 8/31/2001
California Corp.
Los Angeles, CA

BBCN BANCORP, INC.

Opened 11/16/2000
Delaware Corp.
Los Angeles, CA

100% ownership	100% ownership	100% ownership	100% ownership	100% ownership	100% ownership
BBCN BANK	**NARA CAPITAL TRUST III**	**NARA STATUTORY TRUST IV**	**NARA STATUTORY TRUST V**	**NARA STATUTORY TRUST VI**	**CENTER CAPITAL TRUST I**
Opened 3/1986	Opened 6/5/2003	Opened 12/17/2003	Opened 12/22/2003	Opened 3/22/2007	Opened 12/29/2003
California Corp.				Delaware Trust	Delaware Trust
Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA